UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2025

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 1, 2025, Eastern Bankshares, Inc. (“Eastern”), the holding company for Eastern Bank, completed its acquisition of HarborOne Bancorp, Inc. (“HarborOne”) and its subsidiaries, including HarborOne Bank and HarborOne Mortgage, LLC (“HarborOne Mortgage”).

Effective Time of Merger

Pursuant to the terms of the Agreement and Plan of Merger, dated April 24, 2025 (the “Merger Agreement”), by and among Eastern, Eastern Bank, HarborOne and HarborOne Bank, on November 1, 2025 at 12:01 a.m. (Eastern Time) (the “Effective Time”), HarborOne merged with and into Eastern, with Eastern as the surviving entity (the “Holdco Merger”), and, immediately thereafter, HarborOne Bank merged with and into Eastern Bank, with Eastern Bank as the surviving entity (the “Bank Merger” and, together with the Holdco Merger, the “Merger Transaction”). Eastern intends to continue to operate HarborOne Mortgage as a wholly owned subsidiary of Eastern Bank until February 2026, at which time Eastern will merge HarborOne Mortgage with and into Eastern Bank.

Merger Consideration and Proration Results

Under the terms of the Merger Agreement, each share of HarborOne common stock issued and outstanding immediately prior to the Effective Time, other than each share, if any, held by HarborOne as treasury stock or owned directly by Eastern, was converted automatically at the Effective Time into the right to receive, at the election of the holder of such share of HarborOne common stock, and subject to the allocation, proration and other procedures specified in the Merger Agreement, either:

•	0.765 shares of Eastern common stock per share of HarborOne common stock (the “Exchange Ratio”), and cash in lieu of any fractional share (together, the “Stock Consideration”); or
•	$12.00 per share in cash of HarborOne common stock (the “Cash Consideration”).

The Stock Consideration and Cash Consideration are sometimes collectively referred to as the “Merger Consideration.” The receipt of the Merger Consideration will be subject in each case to applicable withholding taxes, if any, and will be payable without interest.

Each share of Eastern common stock outstanding immediately prior to the Effective Time remained outstanding and was unaffected by the Merger.

The allocation and proration provisions in the Merger Agreement are designed to ensure that the total number of shares of HarborOne common stock entitled to receive the Stock Consideration will be greater than or equal to 75% but not more than 85% of the aggregate number of shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares of HarborOne common stock subject to HarborOne restricted stock awards, but excluding shares of HarborOne common stock, if any, to be cancelled as provided in the Merger Agreement), and all other shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time will be entitled to receive the Cash Consideration.

As previously announced, the election deadline for holders of HarborOne common stock to elect the form of consideration they wished to receive in the Merger, subject to the allocation, proration and other procedures set forth in the Merger Agreement, was 5:00 p.m. (Eastern Time) on October 28, 2025. Of the total number of shares of HarborOne common stock outstanding immediately prior to the Effective Time (including the shares of HarborOne common stock subject to restricted stock awards that had the same election rights as shares of HarborOne common stock), approximately 91.87% of shares timely elected to receive the Stock Consideration (the “stock election shares”), approximately 2.03% of shares timely elected to receive the Cash Consideration (the “cash election shares”), and approximately 6.10% of shares did not make a timely election (the “non-election shares”). After giving effect to the allocation and proration procedures set forth in the Merger Agreement, approximately 84.99% of each holder’s stock election shares were converted into the right to receive the Stock Consideration, approximately 15.01% of each holder’s stock election shares were converted into the right to receive the Cash Consideration and all cash election shares and non-election shares were converted into the right to receive the Cash Consideration, such that 84.99% of the shares of HarborOne common stock (including the shares of HarborOne common stock subject to restricted stock awards) outstanding immediately prior to the Effective Time were converted into the right to receive the Stock Consideration and 15.01% of the shares of HarborOne common stock (including the shares of HarborOne common stock subject to restricted stock awards) outstanding immediately prior to the Effective Time were converted into the right to receive the Cash Consideration.

Eastern issued a total of approximately 41,430,788 shares of Eastern common stock in the Merger, including in settlement of awards of HarborOne performance-based stock units (“PSUs”) and time-based restricted stock awards (“RSAs”) outstanding immediately prior to the Effective Time.

Treatment in the Merger of Restricted Shares of HarborOne Common Stock

Each restricted share of HarborOne common stock that was outstanding immediately prior to the Effective Time became fully vested and converted automatically at the Effective Time into the right to receive the Merger Consideration, with the same election right as all other shares of HarborOne common stock.

Treatment in the Merger of Options to Acquire HarborOne Common Stock

As of the Effective Time, each HarborOne stock option that was outstanding and unexercised immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, was converted into an Eastern stock option (each a “Rollover Option”) to purchase that number of whole shares of Eastern common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of HarborOne common stock subject to such HarborOne stock option multiplied by (ii) the Exchange Ratio, with each Rollover Option having an exercise price per share of Eastern common stock (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share of such HarborOne stock option divided by (y) the Exchange Ratio. Except as expressly provided in the immediately preceding sentence, each Rollover Option will be subject to the same terms and conditions (including vesting and exercisability terms) as applied to the corresponding HarborOne stock option immediately prior to the Effective Time.

The foregoing description of the Merger Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to HarborOne’s Form 8-K filed on April 24, 2025 and is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

As of the closing of the Merger Transaction, each holder of a certificate or book-entry share representing any shares of Brookline common stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger Transaction, in accordance with the terms of the Merger Agreement, each of HarborOne’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger Transaction, the Articles of Organization and the By-Laws of HarborOne ceased to be in effect.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Eastern Bank, HarborOne Bancorp, Inc. and HarborOne Bank, dated as of April 24, 2025 (incorporated by reference to Exhibit 2.1 of HarborOne Bancorp, Inc’s Current Report on Form 8-K filed on April 24, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Joseph F. Casey
	Name:	Joseph F. Casey
	Title:	President and Chief Executive Officer

Date: November 3, 2025